                                                                   EXHIBIT 10.14


               LIMITED BRANCH PURCHASE AND ASSUMPTION AGREEMENT


          THIS LIMITED BRANCH PURCHASE AND ASSUMPTION AGREEMENT ("Agreement") dated as of September 9, 1994, is made and entered into by and between the Resolution Trust Corporation, in its capacity as receiver of the failed savings association referred to in Paragraph 1(d) below (in such capacity, the "Receiver") and Pan American Bank FSB, a federal thrift organized under the laws of the United States of America and having its principal place of business in San Mateo, California (the "Assuming Institution").

                                   RECITALS

          A. Pursuant to Section 5(d) of the Home Owners' Loan Act, as amended, 12 U.S.C. Section 1464(d), the Office of Thrift Supervision has closed the savings association referred to in Paragraph 1(d) below (the "Failed Association") and has appointed the Resolution Trust Corporation as receiver of the Failed Association.

          B. The Receiver has determined pursuant to Section 11(d)(2)(G) of the Federal Deposit Insurance Act, as amended (the "FDI Act"), 12 U.S.C. Section 1821(d)(2)(G), that it is appropriate and necessary to transfer certain assets and liabilities of the Failed Association to the Assuming Institution.

          C. The Chief Executive Officer of the Resolution Trust Corporation has determined (i) pursuant to Sections 13(c)(2)(B) and 13(k)(1)(A)(i) of the
FDI Act, 12 U.S.C. Sections 1823(c)(2)(B) and 1823(k)(1)(A)(i), that severe financial conditions threaten the stability of a significant number of insured savings associations and of insured savings associations possessing significant financial resources, and that the risk to the Resolution Trust Corporation in its corporate capacity (in such capacity, the "Corporation") posed by the Failed Association would be lessened if the Corporation approves the transfer to the Assuming Institution of certain assets and liabilities of the Failed Association and if the Corporation provides assistance to the Assuming Institution to facilitate such transfer, and (ii) pursuant to Section 13(c)(4)(A) of the FDI Act, as amended, 12 U.S.C. Section 1823(c)(4)(A), that the exercise of the Corporation's authority under subsections (c), (d), (f), (h), (i), or (k) of
Section 13 of the FDI Act, as amended, 12 U.S.C. Section 1823, in providing assistance pursuant to the Agreement
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                                                                        Page C-2


is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in such Failed Association and the total amount of the expenditures by, and the obligations incurred by, the Corporation in connection with the exercise of any such authority is the least costly to the deposit insurance fund of all possible methods for meeting that obligation.

          D. The parties intend that such transfer be made on the terms and conditions set forth in the RTC's Standard Purchase and Assumption Terms and Conditions (Iota version dated December 25, 1993) (the "Standard Terms") as herein supplemented, modified or amended.

          NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the Receiver and the Assuming Institution agree as follows:

          1.   Certain Defined Terms.  As used in this Agreement, the following
               ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               (a)  "Acquiror" shall mean any transferee of any Asset or
                     --------
Liability pursuant to an agreement of even date herewith who is listed on
Schedule I, including the Assuming Institution.

               (b)  "Association Closing" shall mean the close of business of
                     -------------------
the Failed Association on September 9, 1994.

               (c)  "Branch" shall mean the branch office or offices of the
                     ------
Failed Association at the locations described on Schedule H hereto.

               (d)  "Failed Association" shall mean Western Federal Savings
                     ------------------
Bank, formerly a [federal savings association under the Home Owners' Loan Act, as amended, 12 U.S.C. Section 1461, et seq.,] [__________ under the laws of the
                                    -------
United States of America] and having its principal place of business in Marina Del Rey, California, which was closed pursuant to Order No. _____ of the Office of Thrift Supervision.

               (e)  "Lead Acquiror" shall mean either the Assuming Institution
                     -------------
or one of the Other Acquirors, as designated by the Receiver.
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                                                                        Page C-3

               (f)  "Other Acquiror" shall mean any Acquiror other than the
                     --------------
Assuming Institution.

               (g)  "Other Branch Agreement" shall mean any Purchase and
                     ----------------------
Assumption Agreement of even date herewith by and between the Receiver and any Other Acquiror and related to any branch office or offices (other than the Branch) of the Failed Association.

               (h)  "Premium" shall mean a premium in the amount of $808,026.00.
                     -------

               (i)  "Pro Rata Share" shall have the meaning set forth in Section
                     --------------
1.53, Alternative B, of the Standard Terms.

               (j)  "Related Agreements" shall mean the Indemnity Agreement,
                     ------------------
Interim Capital Assistance Agreement, Promissory Note, and Stock Pledge
Agreement.

          2.   Purchase and Assumption.  On the terms and conditions set forth
               -----------------------
in the Standard Terms, incorporated herein by this reference, in each case as the Standard Terms are herein supplemented, modified or amended,

               (a) the Assuming Institution hereby assumes, and agrees to pay, perform and discharge, all of the liabilities described in Section 2.1 of the Standard Terms; provided, that liabilities assumed pursuant to Section 2.1(a)
                --------
shall be limited to liabilities directly attributable to the Branch,

               (b) the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, and the Assuming Institution hereby purchases and accepts from the Receiver, all right, title and interest of the Receiver in and to all of the assets described in Section 3.1 of the Standard Terms directly attributable to the Branch,

               (c) the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, and the Assuming Institution hereby purchases and accepts from the Receiver, all right, title and interest of the Receiver in and to each business described in Section 4.2 of the Standard Terms directly attributable to the Branch,

               (d) the Receiver hereby grants to the Assuming Institution each option described in Section 4.1, Section 4.3 and
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                                                                        Page C-4

Section 4.5 of the Standard Terms; provided that, the options set forth in
                                   -------------
Sections 4.1(a), 4.1(b), 4.3 and 4.5 are limited to assets and businesses that are directly attributable to the Branch, and

               (e) the Receiver and the Assuming Institution each hereby agree to be bound by all of the other terms and conditions set forth in the Standard Terms.

          3.   Determination of Assets, Liabilities and Businesses Attributable
               ----------------------------------------------------------------
to the Branch.
-------------

               (a) The Receiver, in its sole discretion, shall determine which assets, liabilities and businesses of the Failed Association are attributable to the Branch.

               (b) In the event of a conflict between the provisions of this Agreement, on the one hand, and the provisions of any Other Branch Agreement, on the other, the Receiver, in its sole discretion, shall determine which Acquiror shall purchase or assume the assets or liabilities in question.

          4.   Alternative and Optional Provisions.  For purposes of this
               -----------------------------------
Agreement, the Standard Terms are hereby supplemented, modified or amended as follows:

               (a)  Deposits. The transfer of Deposits under Paragraph 2(a)
                    --------
above shall include all of the Deposits (other than Withheld Deposits) of the Failed Association directly attributable to the Branch, as provided in Section 2.1, Alternative A, of the Standard Terms. The definition of "Insured Deposit" in Section 1.34 of the Standard Terms, clause (f) in the definition of "Withheld Deposit" in Section 1.68 of the Standard Terms, clause (v) of Section 3.4(a) of the Standard Terms, and Section 7.2(b) of the Standard Terms are hereby deleted in their entirety and reserved.

               (b)  Assets.
                    ------

                    (i) Sections 3.1(b), (c) and (d) of the Standard Terms are hereby deleted in their entirety and reserved.

                    (ii) Section 3.1(g), Section 3.2(b), and Section 3.2(c) of the Standard Terms are hereby deleted in their entirety and reserved.
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                                                                        Page C-5

                    (iii) Section 3.2(d) and Section 4.1(c) of the Standard Terms are hereby deleted in their entirety and reserved.

               (c)  Credit Card Business. The Assuming Institution shall neither
                    --------------------
acquire nor obtain an option to acquire the Failed Association's credit card business. Section 4.2(a)(iv) of the Standard Terms is hereby deleted in its entirety and reserved.

               (d)  Mortgage Loan Servicing. The Assuming Institution shall
                    -----------------------
neither acquire nor obtain an option to acquire the Failed Association's mortgage loan servicing business. Section 4.2(a)(v), Section 4.2(d) and the bracketed material in Section 4.2(b) and Section 11.6 of the Standard Terms are hereby deleted in their entirety and reserved.

               (e)  Trust Business. The Assuming Institution shall neither
                    --------------
acquire nor obtain an option to acquire the Failed Association's Trust Business.
Section 4.3(a)(i) and Section 4.3(c)(iii) of the Standard Terms are hereby deleted in their entirety and reserved.

               (f)  Subsidiaries. The Assuming Institution shall neither acquire
                    ------------
nor obtain an option to acquire any capital stock in any of the Failed Association's Subsidiaries. Section 4.4 and all references to Schedule E contained in the Standard Terms are hereby deleted in their entirety and reserved.

               (g)  Tax Reporting.  The Assuming Institution's obligations under
                    -------------
Section 4.6 of the Standard Terms with respect to Deposit Accounts Processed shall be limited to any such accounts directly attributable to the Branch.

               (h)  Consideration.  As consideration for the assets, rights and
                    -------------
purchase options acquired by the Assuming Institution under this Agreement, and in order to provide to the Assuming Institution assets equal to the liabilities assumed under this Agreement, the Receiver shall pay to the Assuming Institution the amount specified in Section 6.1, Alternative A of the Standard Terms.

          5.   Transition Period.
               -----------------

               (a) During the Transition Period, the Assuming Institution shall cooperate with the Receiver and with each Other
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                                                                        Page C-6

Acquiror in connection with the servicing of Assets and Liabilities as contemplated by Article IX of the Standard Terms.

               (b) If the Assuming Institution is not designated the Lead Acquiror, notwithstanding Section 9.3 and Section 9.7(a) of the Standard Terms,
(i) one of the Other Acquirors shall be designated the Lead Acquiror and shall hire or contract through a temporary employment agency and manage the Transition Personnel, (ii) the Assuming Institution shall promptly remit to the Lead Acquiror any and all monies received by the Assuming Institution during the Transition Period in respect of Assets not purchased by the Assuming Institution (including, without limitation, Assets purchased by any Other Acquiror and Assets retained by or repurchased by the Receiver), and (iii) the Assuming Institution shall arrange with the Lead Acquiror mutually acceptable terms (consistent with the intent of this Agreement) for the provision of services and other matters referred to in paragraph (c)(iii) below, which shall include a waiver by the Assuming Institution of any claims it may have against the Lead Acquiror relating to servicing of the Assets and Liabilities by the Transition Personnel (other than any claims arising out of or relating to the Lead Acquiror's failure to make good faith efforts to ensure that such servicing is performed in accordance with the practices and procedures referred to in Section 9.3(g) of the Standard Terms), and an agreement by the Assuming Institution to pay and reimburse the Lead Acquiror for the following:

                    (A) the Assuming Institution's Pro Rata Share of all out-of-pocket costs and expenses directly attributable to the Transition Personnel, including without limitation,
                         (A) if such Transition Personnel are hired directly, all salaries, employment-related taxes, and out-of-pocket costs and expenses for health care benefits, or
                         (B) if such Transition Personnel are hired through a temporary employment agency, the fees charged by such temporary employment agency to provide such personnel; and

                    (B) in the event that the Lead Acquiror has hired the Transition Personnel directly, and not through a temporary employment agency, an administrative fee equal to twelve per cent (12%) of the Assuming Institution's Pro Rata Share of the sum of the
                         following amounts
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                                                                        Page C-7

                         paid by the Lead Acquiror in accordance with Article
                         IX: (1) the total base salary (exclusive of overtime, bonuses, incentives and severance pay) paid to Transition Personnel and (2) the total reimbursable out-of-pocket costs and expenses of providing health care benefits (but not any other benefits) to such Transition Personnel, and

                    (C) the Assuming Institution's Pro Rata Share of all other out-of-pocket costs and expenses directly attributable to the provision of data processing services pursuant to Section 9.5 of the Standard Terms.

               (c) If the Assuming Institution is designated the Lead Acquiror, the Assuming Institution as Lead Acquiror (i) shall hire or contract through a temporary employment agency such Transition Personnel as are required by the Receiver, the Assuming Institution and the Other Acquirors to service their respective Assets and Liabilities as provided in Section 9.3 of the Standard Terms, (ii) shall remit to the Receiver on each Reimbursement Date any and all monies received by the Assuming Institution in respect of Assets of the Receiver (including, without limitation, Assets retained by or repurchased by the Receiver), together with interest thereon as provided in Section 9.7(a) of the Standard Terms, and (iii) shall arrange with each Other Acquiror mutually acceptable terms (consistent with the intent of this Agreement) for (A) clearing of checks and other cash items by the Assuming Institution on behalf of such Other Acquiror, (B) daily remittance to such Other Acquiror of any additional deposits received by the Assuming Institution in respect of Deposits assumed by such Other Acquiror, (C) periodic remittance to such Other Acquiror of any monies received by the Assuming Institution in respect of Assets purchased by such other Acquiror and not repurchased by the Receiver, (D) the reimbursement to the Assuming Institution by the Other Acquirors of their respective Pro Rata Shares of (i) all out-of-pocket costs and expenses directly attributable to the salaries, employment-related taxes, and health care benefits of the Transition Personnel, or if the Transition Personnel are hired through a temporary employment agency, the fees charged by such temporary employment agency to provide such personnel, and (ii) all out-of-pocket costs and expenses directly attributable to the provision of data processing services pursuant to Section
9.5 of the Standard Terms, (E) payment of the twelve per cent (12%)

                                                                        Page C-8

administrative fee described in Paragraph 5(b)(iii)(B) above, if applicable, and
(F) such other matters as are deemed necessary or appropriate by the Assuming Institution or such Other Acquiror in connection with the provision of services by the Transition Personnel. All settlements between the Assuming Institution and any Other Acquiror shall be made directly between the Assuming Institution and such Other Acquiror independent of the Receiver.

               (d) Records that pertain both to Assets and Liabilities transferred to the Assuming Institution as well as Assets and Liabilities retained by the Receiver or transferred to any Other Acquiror shall either be separated by the Receiver or assigned to the Lead Acquiror, in accordance with
Section 8.1(b) of the Standard Terms. If it is designated the Lead Acquiror, the Assuming Institution shall permit the Receiver and any Other Acquiror access to all such Records which pertain to any Asset or Liability transferred to the Receiver or such Other Acquiror, and to use, inspect, make extracts from or request copies of such Records, and shall further allow such party the temporary possession, custody and use of original Records which pertain to any Asset or Liability transferred to such party, for any lawful purpose and upon reasonable terms and conditions; provided, that storage, retrieval and duplication costs
                      --------
for such Records shall be shared among the parties in accordance with Section 8.1(b) and Section 8.4(d) of the Standard Terms.

               (e) The Assuming Institution shall hold any and all information it may obtain regarding Assets and Liabilities not purchased or assumed by the Assuming Institution (including, without limitation, Assets and Liabilities purchased or assumed by any Other Acquiror and Assets and Liabilities repurchased by the Receiver) in strict confidence and shall not use such information in any manner except as contemplated by this Agreement.

          6.   Additional Representation.  In addition to the representations
               -------------------------
and warranties set forth in Article XI of the Standard Terms, the Assuming Institution represents and warrants to the Receiver that it has received and reviewed a copy of the Standard Terms.

          7.   Additional Closing Condition.  In addition to the conditions set
               ----------------------------
forth in Sections 10.1 and 10.3 of the Standard Terms, the obligations of the Receiver under this Agreement are subject to the satisfaction of the following condition: Each of the Other Acquirors shall have entered into its respective Other
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                                                                        Page C-9

Branch Agreement and all of the conditions to the Receiver's and each such Other Acquiror's obligations set forth in Article X of the Standard Terms (as incorporated by reference in each such Agreement) shall have been satisfied or waived.

          8.   Notices.  As provided in Section 13.7 of the Standard Terms,
               -------
addresses for notices shall be as follows:

RECEIVER
--------

Resolution Trust Corporation
Receiver of Western Federal Savings Bank
4000 MacArthur Blvd.
Newport Beach, CA 92660-2516

Attention:  Vice President (RTC)

with a copy to:
---------------

Resolution Trust Corporation
Receiver of Western Federal Savings Bank
4000 MacArthur Blvd.
Newport Beach, CA 92660-2516

Attention:  Assistant General Counsel (RTC)

and further additional copies to such Resolution Trust Corporation offices as the Receiver may reasonably request from time to time,

ASSUMING INSTITUTION
--------------------

Pan American Bank, FSB
1300 South El Camino Real, P.O. Box 2079
San Mateo, California  94401-0986

Attention: President

          9.   Schedules.  The following schedules contemplated by the Standard
               ---------
Terms are attached hereto and incorporated herein by this reference:

     SCHEDULE A-1   Certain Other Assets
     SCHEDULE A-2   Certain Assets Subject to Call
     SCHEDULE B     PSA Expected Prepayment Rates
     SCHEDULE C     Other Excluded Assets
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                                                                       Page C-10

     SCHEDULE D     Certain Services Provided by the
                     Failed Association
     SCHEDULE E     Certain Subsidiaries
     SCHEDULE F     Certain Services Provided to the Failed
                     Association
     SCHEDULE G     Other Withheld Deposits
     SCHEDULE H     Branch or Branches (Branch
                     transactions only)
     SCHEDULE I     Acquirors (Branch transactions only)
     SCHEDULE J     Allocation of Assets to Branches (Limited
                     branch transactions only)

          10.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
               -------------
UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE BRANCH IS LOCATED.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


RESOLUTION TRUST CORPORATION AS
RECEIVER OF WESTERN FEDERAL SAVINGS BANK
MARINA DEL REY, CALIFORNIA

                                    ATTEST:


By: /s/[SIGNATURE ILLEGIBLE]         /s/[SIGNATURE ILLEGIBLE]
   -------------------------        -------------------------

PAN AMERICAN BANK, FSB
SAN MATEO, CALIFORNIA

                                    ATTEST:


By: /s/LAWRENCE J. GRILL             /s/[SIGNATURE ILLEGIBLE]
   -------------------------        -------------------------